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                                                                   Exhibit 10.45

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") made and entered into this 31st day of December 2001 by and between BELFIBER, CO., a Virginia corporation, (the "Buyer") and AIR PURATOR CORPORATION, a Delaware corporation (the "Seller").

                                   WITNESSETH:

     WHEREAS, Seller is engaged in the manufacturing of nonwoven fabric filter products (the "Business"); and

     WHEREAS, Seller wishes to sell and transfer to Buyer certain assets, properties and business of Seller and to retain certain of its assets and liabilities pursuant to and in accordance with the terms and conditions of this Agreement; and

     WHEREAS, Buyer wishes to acquire certain assets, properties and business of the Seller, pursuant to and in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, for and in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby mutually agree as follows:

     1. Purchase and Sale of Assets. At the Closing, as hereinafter defined,
        ---------------------------
Seller shall sell, assign, transfer and deliver to Buyer all right, title and interest of Seller in and to the following:

          a) any and all rights Seller possesses with regard to the name "Air Purator Corporation";

          b) any and all inventory, including, but not limited to, finished goods, work-in process, raw materials, supplies and other materials (collectively, the "Inventory") possessed by Seller, as such Inventory exists (determined in accordance with Section 6 hereof) as of the Closing ;

          c) the intellectual property owned by Seller and specified on Exhibit 1 attached hereto and made a part hereof;

          d) to the extent transferable, all approvals, permits, product licenses and other governmental authorizations and approvals (federal, state and local) relating to the Assets, as such items are specified on Exhibit 1;

          e) Seller's customer list, as specified on Exhibit 1; and

          f) certain fixed assets, as specified on Exhibit 1.

(collectively the "Assets").

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     Subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer and deliver the Assets to Buyer, and Buyer shall purchase the Assets, for the consideration set forth in Section 4 below.

     2. Excluded Assets. The Assets shall exclude any and all assets owned or
        ---------------
used by Seller that are not specifically identified in Section 1 above on
Exhibit 1.

     3. Liabilities and Obligations to be Assumed Prior to Closing. Except as
        ----------------------------------------------------------
set forth on Exhibit 2 attached hereto and made a part hereof, Buyer shall not assume, pay or discharge, and shall not be liable for, any debts, obligations, responsibilities or liabilities of Seller, or any claim, action or suit relating thereto, whether now existing or hereafter arising, known or unknown, contingent or absolute, relating to or arising from the period prior to the Closing, including, by way of example only and not in limitation thereof, Seller's liabilities in connection with any of Seller's contractual obligations; Seller's account payables; Seller's tax liabilities of any kind or nature whatsoever; or any liabilities of Seller of any other kind or description whether accrued, absolute, contingent or otherwise (collectively the "Liabilities"). Seller shall remain fully and completely liable for all of Liabilities. From and after the Closing, Buyer shall be solely responsible for any and all debts, obligations, responsibilities and liabilities relating to or arising from the Assets or the business related thereto.

     4. Purchase Price. In consideration of the sale, assignment, transfer and
        --------------
delivery to Buyer of the Assets, and as payment in full therefore, subject to the adjustment provisions of Section 7 hereof, and upon the terms and subject to the conditions contained in this Agreement, Buyer shall pay to Seller the sum of Four Hundred and Seventy-Five Thousand Dollars ($475,000) (the "Purchase Price") for the Assets. Three Hundred and Seventy-Five Thousand Dollars ($375,000) of the Purchase Price shall be paid in cash or by debt instrument at the Closing. Buyer shall execute a promissory note in the form attached hereto as Exhibit 3 (the "Note") for the balance of the Purchase Price.

     5. Payment of Purchase Price. At the Closing, Buyer shall pay any cash
        -------------------------
portion of the Purchase Price to Seller by wire transfer in immediately available funds, and shall deliver any and all debts instruments, including but not limited to the Note, to Seller. Any additional Purchase Price required to be paid pursuant to Section 7 hereof shall be paid in accordance therewith.

     6. Determination of Inventory. The quantity and valuation of the Inventory
        --------------------------
shall be determined as follows:

          a) The value of the Inventory as of the Closing shall be determined from the books and records of the Seller. A physical inventory shall be taken on December 29, 2001 and the books and records of the Seller shall be adjusted to reflect the actual Inventory quantities as of such date (the "Physical Inventory Amount"). The Physical Inventory Amount shall be valued in accordance with paragraph (c) of this Section 6. Seller's representatives at Seller's expense shall conduct such physical inventory jointly with Buyer' s representatives at Buyer's expense.

          b) The Physical Inventory Amount shall be adjusted at close of business on the date of the Closing to reflect any incoming receipts or outgoing shipments that occurred between

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the physical inventory and close of business on the date of Closing (the "Final
Inventory Amount"). The books and records of the Seller shall be adjusted to reflect the Final Inventory Amount. The Final Inventory Amount shall be valued in accordance with paragraph (c) of this Section 6. The Final Inventory Amount will be reflected on a "Final Inventory Statement".

          c) The Physical Inventory Amount and Final Inventory Amount reflected on the Final Inventory Statement shall be determined in accordance with generally accepted accounting principles, as applied by Seller ("GAAP").

          d) Any disagreement regarding the quantity or value of the Inventory, or both, shall be resolved in the manner and at the time described in Section 7
(b) hereof.

     7. Post Closing Adjustment.
        -----------------------

          a) The Purchase Price will be adjusted dollar for dollar following the Closing to the extent that the Final Inventory Amount shown upon the Final Inventory Statement differs from $150,000 (the "Reference Amount"). Buyer and Seller will jointly prepare the Final Inventory Statement in the manner set forth in Section 6 above.

          b) If Buyer and Seller are unable to agree on the Final Inventory Statement within thirty (30) days after the Closing, then any dispute regarding the Final Inventory Statement will be resolved by an accounting firm mutually acceptable to both parties or, in the absence of agreement, by an accounting firm of national reputation selected by lot after eliminating Seller's and Buyer's principal outside accountants. The determination by the accounting firm so selected of the Final Inventory Statement and the Final Inventory Amount shall be conclusive and binding upon the parties. The fees and expenses of such accounting firm in acting under this Section 7 (b) shall be shared equally by Buyer and Seller.

          c) If the Reference Amount is greater than the Final Inventory Amount, then Seller shall pay to Buyer an amount equal to the difference. If the Reference Amount is less than the Final Inventory Amount, then Buyer shall pay to Seller an amount equal to the difference. Payment shall be made by the party obligated to make such payment not more than five (5) business days following the determination of the Final Inventory Amount pursuant to Section 7 (a) hereof. Such payment shall bear interest from the date of Closing to the date of payment at an interest rate equal to six percent (6%) per annum.

     8. Closing.
        -------

          a) The Closing shall take place at the offices of Seller or its counsel on December 31, 2001, or in any other manner or any other place as the parties may hereafter agree (the "Closing").

          b) If the Closing does not occur on or before December 31, 2001, this Agreement shall terminate and be of no force and effect and neither Buyer nor Seller shall have any obligation hereunder, except as otherwise specifically set forth herein.

     9. Collections. Buyer will exercise its best efforts in assisting Seller in
        -----------
the collection and settling of the Seller's accounts receivable (the "Accounts"). In the event that Buyer

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receives any payments on the Accounts, Buyer agrees to hold said payments in trust for Seller and to forward said payments to Seller within ten (10) days of receipt thereof.

     10. Buyer's Handling of Unfilled Orders. At the Closing, there shall exist
         -----------------------------------
certain purchase orders received by Seller prior to Closing which have not been filled (the "Unfilled Orders"). A list of the Unfilled Orders is attached hereto as Exhibit 4.

          a) Within sixty (60) days of Closing, Buyer shall fulfill, bill and ship all products which were required to be provided by Seller under Unfilled Orders.

          b) When fulfilling the Unfilled Orders, Buyer shall provide the customers with Buyer's billing information for the remittance of payments due thereon.

          c) Buyer shall hold in trust for Seller all payments received on the Unfilled Orders and forward said payments less the cost of fulfilling the Unfilled Orders to Seller within ten (10) days of receipt thereof. Buyer shall prepare and delivery to Seller with said payments a statement detailing the fulfillment costs associated with each Unfilled Order. Seller shall be responsible for any commissions owned with respect to the Unfilled Orders.

          d) For the purposes of this Section, the term "Unfilled Orders" shall apply only to those purchase orders received by Seller on or before the Closing, but not yet filled as of the Closing or, if partially filled, then only to the extent not yet filled as of the Closing.

     11. Earn-Out. The parties shall adjust the Purchase Price of the Assets
         --------
based on the gross revenue ("Gross Revenue"), as determined by GAAP, for the calendar year 2002, of the Buyer's operation of the Business (the "Earn-Out") under the following terms and conditions:

          a) Payment Calculation. For each dollar of Gross Revenue of the
             -------------------
Business for the calendar year 2002 in excess of One Million Three Hundred and Fifty Thousand Dollars ($1,350,000) (the "Baseline"), Seller shall receive 10% of each such dollar.

          By way of an example only, if the Gross Revenue in 2002 is $2,000,000, the Seller would receive an Earn-Out payment of $65,000 (($2,000,000-$1,350,000)
* 10%)).

          b)   Determination of Gross Revenue.
               ------------------------------

               (i) Buyer will prepare and deliver financial statements, including a statement of operations of the Business (the "Income Statement") for year ended December 31, 2002 by February 28, 2003. The Income Statement shall be prepared in accordance with GAAP and will contain a calculation of Gross Revenue for such period. Buyer will give Seller's representatives access to its books and records and to the appropriate personnel of Buyer for purposes of confirming the Income Statement and the calculation of Gross Revenue. Unless Seller notifies Buyer, in writing, that it disagrees with the Income Statement and the calculation of Gross Revenue within thirty (30) days after receipt thereof, the Income Statement and the calculation of Gross Revenue shall be conclusive and binding on Buyer and Seller.

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               (ii) If Seller disagrees with Buyer's calculation of Gross
          Revenue for the Business for the year ended December 31, 2002 and notifies Buyer in writing of its disagreement with said calculation within thirty (30) days of its receipt of the Income Statement and calculation of Gross Revenue, then Buyer and Seller shall attempt to resolve their differences with respect thereto within thirty (30) days after Buyer's receipt of Seller's written notice of disagreement. Any dispute regarding the Income Statement not resolved by Buyer and Seller within such 30-day period will be resolved by an accounting firm mutually acceptable to both parties or, in the absence of agreement, by an accounting firm of national reputation selected by lot after eliminating Seller's and Buyer's principal outside accountants. The determination by the accounting firm so selected of such Gross Revenue shall be conclusive and binding upon the parties. Buyer and Seller shall share the fees and expenses of such accounting firm in acting under this Section 11(b) equally.

          c) Payment Terms. If the Buyer is obligated to make a payment pursuant
             -------------
to this Section 11, to the Seller, Buyer shall execute a promissory note substantially similar to the note contained in Exhibit 5 attached hereto and made a part hereof and make payments according to the terms thereof.

     12. Representations and Warranties of Seller. Seller hereby represents and
         ----------------------------------------
warrants as follows:

          a) Corporate.
             ---------

               (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all corporate power and authority to own or lease its properties and to carry on the Business as presently conducted.

               (ii) Seller has the requisite power to own the Assets and the right and power to sell, assign, transfer, convey and deliver the Assets to Buyer. All consents, approvals, authorizations and orders (corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by Seller of this Agreement and the valid delivery of the Assets have been obtained or will be obtained prior to the Closing.

               (iii) This Agreement and the other documents delivered at the Closing have been duly executed and delivered and are the lawful, valid and legally binding obligations of Seller enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, rearrangement, reorganization or similar debtor relief legislation affecting the rights of creditors generally and subject to the application of general principles of equity. The execution and delivery of this Agreement will not result in a default under or a breach of (i) the charter or bylaws of Seller, (ii) any contract, agreement or other instrument to which the Seller or the Business are a party, (iii) any regulation, order, writ, decree or judgment of any court or governmental agency, or (iv) any law applicable to Seller or the Business and will

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          not restrict the ability of Buyer to use or dispose of the Assets.
          Seller has obtained each consent or approval by notice from any third party required on the part of Seller in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of the transaction contemplated hereby.

          b) Title to Assets. Except as set forth on Exhibit 6 attached hereto
             ---------------
and made a part hereof, Seller has good title to the Assets, free and clear of any lien, pledge, charge, security interest, encumbrance, option, restriction or other adverse claim thereto. The Assets are being sold to Buyer AS IS, WHERE IS, WITH ALL FAULTS AND WITH NO REPRESENTATION AS TO MERCHANTABILITY, SALEABILITY OR QUALITY.

          c) Litigation. There are no actions, suits, proceedings, arbitrations,
             -------------
or investigations pending, or to Seller's best knowledge, threatened, which question the validity of this Agreement or any actions taken or to be taken in connection herewith or the consummation of the transactions contemplated herein.

          d) Brokers/ Finders Fee. Seller has not retained any broker or finder
             --------------------
in connection with the transactions contemplated herein and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

     13. Representations and Warranties of Buyer. Buyer hereby represents and
         ---------------------------------------
warrants as follows:

          a) Corporate.
             ---------

               (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of Virginia and has all necessary power and authority to execute and deliver this Agreement, to carry on the businesses in which it is engaged, to own and use the properties owned and used by it, to consummate the transactions contemplated hereby, and perform its obligations hereunder.

               (ii) All corporate and other proceedings required to be taken on the part of Buyer, including, without limitation, all action required to be taken by the directors or shareholders of Buyer to authorize Buyer to enter into and carry out this Agreement and to purchase the Assets, have been, or prior to the Closing will be, duly and properly taken. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

          b) Litigation. There are no actions, suits, proceedings, arbitrations,
             ----------
or investigations pending, or to Buyer's best knowledge, threatened, which question the validity of this Agreement or any actions taken or to be taken in connection herewith or the consummation of the transactions contemplated herein.

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          c) Brokers/Finders Fee. Buyer has not agreed or become obligated to
             -------------------
pay, and has not taken any action that might result in any person or entity claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated hereby.

          d) No Consent. No consent, approval, authorization order, filing,
             ----------
registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

          e) No Interference. Buyer agrees not to undertake, directly or
             ---------------
indirectly, any action that will materially adversely affect or interfere with Seller's rights in and obligations to its Accounts and Liabilities.

     14. Seller's Conditions to Close. Each and every obligation of Seller under
         ----------------------------
this Agreement is subject to the satisfaction of the following conditions:

          a) Each of the representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the Closing.

          b) Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied and complied with by it as of the Closing.

          c) No action, suit or proceeding before any court or governmental body pertaining to the Assets or to the transactions contemplated by this Agreement shall have been instituted or threatened as of the Closing.

          d) Buyer shall deliver to Seller a true and correct copy of the resolutions of the Buyer's Board of Directors authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby, certified by a duly elected, qualified and acting officer of the Buyer in form and substance satisfactory to the Seller.

          e) Buyer shall execute a security agreement in the form attached hereto as Exhibit 7 securing the Note.

          f) Buyer shall execute a promissory note in original principal sum of $375,000 for the cash portion of the purchase price (the "$375,000 Note") in the form attached hereto as Exhibit 8.

          g) Buyer shall execute a Revolving Promissory Note (the "Revolving Note") in the form attached hereto as Exhibit 9 and Anthony Fanale shall execute a Guaranty of such note in the form attached hereto as Exhibit 10.

          h) Buyer shall execute a security agreement in the form attached hereto as Exhibit 11 securing the Revolving Note and the $375,000 Note.

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     15. Buyer's Conditions to Close. Each and every obligation of Buyer under
         ---------------------------
this Agreement is subject to the satisfaction of the following conditions:

          a) Each of the representations and warranties of Seller contained herein shall be true and correct in all material respects as of the Closing.

          b) Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied and complied with by it as of the Closing.

          c) No action, suit or proceeding before any court or governmental body pertaining to the Assets or to the transactions contemplated by this Agreement shall have been instituted or threatened as of the Closing.

     16. Covenant of Seller. Seller shall perform any and all actions and shall
         ------------------
execute any and all documents necessary to accomplish the transfer of the Assets, as reasonably requested by Buyer.

     17. Covenant of Buyer. Buyer shall perform any and all actions and shall
         -----------------
execute any and all documents necessary to accomplish the transfer of the Assets, as reasonably requested by Seller.

     18. Covenant Not To Compete.
         -----------------------

          a) Seller agrees that for a period of Thirty (30) months immediately following the Closing, neither Seller nor any of its related or affiliated entities will directly or indirectly, operate, perform, have any interest in or otherwise be engaged in or concerned with any business which manufactures nonwoven fabric filter products for use in high temperature pulse-jet baghouses. For these purposes, ownership of securities of a company whose securities are publicly traded under a recognized securities exchange not in excess of 5% of any class of such securities shall not be considered to be competition with Buyer.

          b) Further, Seller agrees that for Thirty (30) months following the Closing, neither Seller nor any of its related or affiliated entities will induce any of Buyer's employees to terminate his or her relationship with Buyer to work for Seller.

          c) Each of Seller and Buyer acknowledges that the restrictions on its activities under this Section 18 are necessary for the reasonable protection of Buyer and constitute a material inducement to Buyer's entering into and performing this Agreement.

     19. Indemnification.
         ---------------

          a) Indemnification by Seller. Seller agrees to indemnify, defend,
             -------------------------
protect and hold harmless Buyer from, against and in respect of all liabilities, losses, claims, damages, causes of action, lawsuits, demands, assessments and costs and expenses (including reasonable attorney's fees and disbursements of every kind, nature and description) suffered, sustained, incurred or paid by Buyer in connection with, resulting from or arising out of, directly or indirectly, any breach of any representation or warranty of Seller set forth in this Agreement, or

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any agreement executed in connection herewith; or any nonfulfillment of any covenant or agreement on the part of Seller in this Agreement.

          b) Indemnification by Buyer. Buyer agrees to indemnify, defend,
             ------------------------
protect and hold harmless Seller from, against and in respect of all liabilities, losses, claims, damages, causes of action, lawsuits, demands, assessments and costs and expenses (including reasonable attorney's fees and disbursements of every kind, nature and description) suffered, sustained, incurred or paid by Seller in connection with, resulting from or arising out of, directly or indirectly, any breach of any representation or warranty of Buyer set forth in this Agreement, or any agreement executed in connection herewith; or any nonfulfillment of any covenant or agreement on the part of Buyer in this Agreement.

          c) Defense of Actions. Each party indemnified pursuant to Sections
             ------------------
19(a) or 19(b) hereof (an "Indemnified Party") will give the indemnitor (the "Indemnitor") written notice of any action or proceeding relating to a claim or loss for which indemnity is sought hereunder within ten (10) business days after any such Indemnified Party shall have had actual notice thereof; provided, however, that failure to give such notice shall not impair the Indemnified Party's rights unless the Indemnitor is actually prejudiced by such failure. The Indemnified Party and the Indemnitor shall work cooperatively to minimize any claim or loss for which indemnity is sought and the Indemnitor shall have ten
(10) days after receipt of the aforementioned written notice to cure any breach (to the extent that such breach can be cured) that leads to a request for indemnity. The Indemnitor, at its option and expense, shall be entitled to participate in or direct the defense or settlement of such action, provided the Indemnitor employs counsel reasonably satisfactory to such Indemnified Party; provided that prior to the Indemnitor assuming control of such defense it shall first demonstrate to the Indemnified Party in writing such Indemnitor's financial ability to provide full indemnification to the Indemnified Party with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder and provided further, that:

               (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided that the fees and expenses of such separate counsel shall be borne by the Indemnified Party other than any fees and expenses of such separate counsel that are reasonably incurred prior to the date Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing shall be borne by the Indemnitor, provided, however, that the Indemnified Party is not responsible for any delay in Indemnitor assuming control of such defense.

               (ii) if the Indemnitor shall control the defense of any such claim, the Indemnitor shall obtain the prior written consent of the Indemnified Party before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, without prejudice.

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          Such Indemnified Party shall have the right to employ its own counsel in any such case, but the Indemnitor shall not have the right to assume control of such defense and the fees and expenses of such counsel shall be borne by such Indemnified Party in the event (i) the employment of such counsel has been authorized by the Indemnitor, (ii) the Indemnitor fails to defend the claim in a vigorous and time manner, or (iii) such Indemnified Party and counsel selected by the Indemnitor shall reasonably conclude that there are defenses available to the Indemnified Party that are in conflict with those available to the Indemnitor. In the event of any of (i), (ii) or (iii), expenses of counsel employed by such Indemnified Party shall be borne by the Indemnitor.

          d) Limitations on Indemnification. No Indemnitor shall be liable to an
             ------------------------------
Indemnified Party with respect to violations of the representations and warranties pursuant to Section 19(a) or 19(b) hereof until the total of all claims or losses for breaches of representations and warranties for which indemnity is sought by such Indemnified Party exceeds $50,000 and then only for the amount by which such claims and losses exceed $50,000. In no event shall the maximum aggregate liability of the Seller or Buyer pursuant to Section 19(a) hereof exceed $150,000. For purposes of determining whether there has been a breach of a representation or warranty, the representations and warranties set forth in this Agreement shall be considered without regard to any materiality qualification set forth therein.

          e) Other Remedies. The right of an Indemnified Party to be indemnified
             --------------
under this Section 19 shall not limit, reduce or otherwise affect, except as expressly provided herein, the rights and remedies of such Indemnified Party with respect to the matters indemnified hereunder. Any indemnification of the Buyer or the Seller pursuant to this Section 19 shall be effected by wire transfer of immediately available funds to an account designated by the Buyer or the Seller, as the case may be, within fifteen (15) days following the determination thereof.

     20. Post Closing Covenants. From and after the date of this Agreement, the
         ----------------------
parties covenant, represent and warrant as follows:

          a) Continued Assistance. Seller shall refer to Buyer, as promptly as
             --------------------
practicable, any telephone calls, letters, orders, notices, requests, inquiries and other communications relating to the Business or the Assets.

          b) Certain Payments. Following the Closing, Seller shall use
             ----------------
reasonable efforts to pay and fully discharge all Liabilities within ninety (90) days of Closing.

          c) Access to Records. Following the Closing, Seller and Buyer shall
             -----------------
allow each other access to available books and records of Seller's Business as either shall reasonably request.

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     21. Remedies.
         --------

          a) The rights and remedies provided by this Agreement and at law or equity are cumulative and the use of any one right or remedy by any party does not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute or otherwise.

     22. Notice. Any notice or demand to be given hereunder by either party
         ------
shall be effected by personal delivery in writing or by certified mail, postage prepaid, return receipt requested, and shall be deemed communicated forty-eight
(48) hours after mailing. Mailed notices shall be addressed to the parties as follows:

                If to Buyer:       Belfiber, Co.
                                   115 Oakley Street
                                   PO Box 597
                                   South Hill, VA 23970
                                   Attn: Anthony Fanale

                If to Seller:      Air Purator Corporation
                                   15 Fifth Street, Area B
                                   Taunton, Massachusetts 02780

                With a Copy to:    Marshall Morris
                                   Vice President of Finance and Administration/
                                   Chief Financial Officer
                                   CECO Environmental Corporation
                                   3120 Forrer Street
                                   Cincinnati, Ohio 45209

or such other address as the parties may indicate by written notice.

     23. Arbitration. Any controversy, dispute or claim arising out of, in
         -----------
connection with, or in relation to the interpretation, performance or breach of this Agreement, or any amount due hereunder, including, without limitation, any claim based on contract, tort or statute shall be settled, solely and exclusively, by arbitration. Any arbitration pursuant to this Agreement shall be conducted in Cincinnati, Ohio before and in accordance with the then existing Commercial Dispute Resolution Procedures through the American Arbitration Association, using an arbitrator mutually selected by Buyer, and Seller, or applicable from a list of those designated by the American Arbitration Association. Any arbitration shall be final and binding. The findings shall be delivered in a written opinion with findings of fact based on the record. Any judgment upon any interim or final award or order rendered by the arbitrator may be entered by any State or Federal court having jurisdiction thereof. The parties intend that any agreement pursuant hereto to arbitrate be valid, enforceable and irrevocable. Each party in any arbitration proceeding commenced hereunder shall bear such party's own costs and expenses (including expert witness and attorneys' fees) of investigating, preparing and pursuing such arbitration claim.

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     24.  Miscellaneous.
          -------------

          a) All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection with this Agreement and the provisions of Sections 12, 13, 14, 15, 16, 17,18, 19, 20 and 23 shall survive the Closing of this transaction.

          b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other party.

          c) This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all previous negotiations, commitments and writings.

          d) If any provision of this Agreement shall be held unenforceable, invalid or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

          e) This Agreement may only be amended, modified, superceded or supplemented by a written instrument duly executed by both parties hereto.

          f) The failure of any party to enforce any provision of this Agreement shall not be a waiver of any other provision or subsequent breach of the same or any other obligation hereunder.

          g) This Agreement may be executed in counterparts each of which will deemed an original but all of which will constitute one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures.

          h) The paragraph headings of this Agreement are for reference only and shall not be considered in the interpretation of this Agreement.

          i) This Agreement shall be construed in accordance with and governed by the law of the State of Ohio.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

AIR PURATOR CORPORATION,                 BELFIBER, CO.,
a Delaware corporation                       a Virginia corporation


By /s/ Michael J. Meyer                     By /s/ Anthony Fanale
  -----------------------------                ---------------------------------
Name                                         Name  Anthony Fanale
    ---------------------------                  -------------------------------
Its    President                             Its
   ----------------------------                 --------------------------------

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